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ASSET-BACKED FINANCING FACILITY
ADVANTA BUSINESS SERVICES CORP., AS SERVICER
MONTHLY SERVICER
CERTIFICATE

COLLECTION PERIOD:         May 1, 2000 - May 31, 2000
                           --------------------------

SETTLEMENT DATE:                    15-Jun-00
                                    ---------

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A.    SERIES INFORMATION

      ADVANTA LEASING RECEIVABLES CORP. IV AND
      ADVANTA LEASING RECEIVABLES CORP. V
      EQUIPMENT RECEIVABLES ASSET-BACKED NOTES,
      SERIES 1998-1

I.    SERIES INFORMATION  INCLUDING PLEDGED PROPERTY CONVEYED

      (a.)       Beginning Aggregate Contract Principal Balance  ("ACPB")                                            $158,648,874.14

      (b.)       Contract Principal Balance of all Collections allocable to
                    Contracts                                                                      $9,214,636.37
      (c.)       Contract Principal Balance of Charged-Off Contracts                                 $380,861.01
      (d.)       Total decline in Principal Balance                                                                    $9,595,497.38


      (e.)       Ending Aggregate Contract Principal Balance of all
                    Contracts as of this Settlement Date                                                             $149,053,376.76

                 BALANCES ON THIS SETTLEMENT DATE AFTER PAYMENT ON THE RELATED
                 PAYMENT DATE
      (f.)       Class A Principal Balance as of this Settlement Date                                                $131,643,835.64

                 (Class A Note Factor)                                                0.3974753


      (g1.)      Class A-1 Principal Balance .(Note Factor)                           0.0000000               --

      (g2.)      Class A-2 Principal Balance . (Note Factor)                          0.3286518   $62,443,835.64

      (g3.)      Class A-3 Principal Balance . (Note Factor)                          1.0000000   $23,300,000.00

      (g4.)      Class A-4 Principal Balance . (Note Factor)                          1.0000000   $45,900,000.00

      (h.)       Class B Principal Balance as of this Settlement Date                                                  $7,527,388.16

                 (Class B Note Factor)                                                0.3974753
      (i.)       Class C Principal Balance as of this Settlement Date                                                  $  357,142.32

                 (Class C Note Factor)                                                0.0362140
      (j.)       Class D Principal Balance as of this Settlement Date                                                  $9,525,010.64

                 (Class D Note Factor)                                                0.6349878

II.   COMPLIANCE RATIOS

      (a.)       Aggregate Contract Balance Remaining ("CBR") of all Contracts
                    as of the related Calculation Date                                                               $161,470,822.17
      (b1.)      % of CBR 31 days or more delinquent as of the related
                    Calculation Date                                                                                      8.07%

      (b2.)      Preceeding Month %:                                                     Apr-00                           8.23%

      (b3.)      2nd Preceeding Month %:                                                 Mar-00                           8.08%

      (b4.)      Three month rolling average % of CBR 31 days or more delinquent                                          8.13%



      (c.)       Does the three month rolling average % of CBR which are 31 days
                    or more delinquent exceed 10.5% ? . Y or N.                                                            NO


                 (Amortization Period Only)
      (d)        Cumulative Net Loss Percentage as of the related
                    Collection Period                                                                                     2.33%

                 Does the Cumulative Net Loss Percentage exceed
      (d1.)      4.0 % from the Beginning Period to and including 12th
                    Collection Period ?  Y or N                                                                           N/A

      (d2.)      5.5 % from 13th Collection Period to and including 24th
                    Collection Period ? Y or N                                                                             NO

      (d3.)      7.0 % from 25th Collection Period and thereafter ? Y or N                                                N/A

                 (If Yes to e1 or e2 or e3, then a Residual Event occurs)

      (e1.)      Residual Realization for the related Collection Period
                    > 100% (YES/NO)                                                                                       YES
      (e2.)      Preceeding Month:                                                       Apr-00  > 100% (YES/NO)          YES

      (e3.)      2nd Preceeding Month:                                                   Mar-00  > 100% (YES/NO)          YES

      (e4.)      Three month rolling average Residual Realization Ratio
                    > 100% (YES/NO)                                                                                       YES
                 (If less than 100%, then a Residual Event Occurs)


III.  FLOW OF FUNDS
                 The amount of available funds on deposit in the Series 1998-1
                    Facility Account                                                                                  $11,749,296.18


            (1)  On the Payment Date which is also the Amortization Date and each Payment Date thereafter

      (a.)       To the Servicer, Unrecoverable Servicer Advances                                                         230,518.71

      (b.)       To the Servicer, if ABS is not the Servicer, Servicing Fee and
                    Ancillary Servicing Income, if any

                 To Series 1998-1 Noteholders:
      (c.)       To Class A, the total Class A Note Interest and Class A
                    Overdue Interest for the related period.                                                             $687,830.91
                            Interest on Class A-1 Notes                                               $        -
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                            Interest on Class A-2 Notes                                              $343,955.07

                            Interest on Class A-3 Notes                                              $115,140.83

                            Interest on Class A-4 Notes                                              $228,735.00

      (d.)       Interest on Class B Notes for the related period                                                         $40,727.53

      (e.)       Interest on Class C Notes for the related period                                                          $5,372.20


      (f.)       To Series 1998-1 Noteholders:
                 To Class A, the total Principal Payment and Class A Overdue
                    Principal, if any                                                                                   8,474,736.42

                            Principal Payment to Class A-1 Noteholders                                  N/A

                            Principal Payment to Class A-2 Noteholders                             $8,474,736.42

                            Principal Payment to Class A-3 Noteholders                                  N/A

                            Principal Payment to Class A-4 Noteholders                                  N/A

                 To Class B for Principal Payment and Overdue Principal, if any                                           484,585.02

                 To Class C for Principal Payment and Overdue Principal, if any                                           636,175.95


      (g)        Overdue Principal (included in the Principal Payments per
                    above, if any):
                 To Class A, total for Overdue Principal                                                N/A

                            Overdue Principal to Class A-1                             N/A
                            Overdue Principal to Class A-2                             N/A
                            Overdue Principal to Class A-3                             N/A
                            Overdue Principal to Class A-4                             N/A
                 To Class B for Overdue Principal                                                       N/A

                 To Class C for Overdue Principal                                                       N/A


      (h1.)      Until the Reserve Account Funding Date:
                 To the Reserve Account, the amount equal to the Servicing Fee
                    otherwise payable to ABS                                                                                 N/A

      (h2.)      After the Reserve Account Funding Date:
                 To the Servicer, ABS, the Servicing Fee plus Ancillary
                    Servicing Income, if any                                                                              132,207.40


      (i.)       To the Reserve Account, the amount needed to increase the
                    amount on deposit in the Reserve Account to
                    the Required Reserve Amount for such Payment Date                                                        N/A


      (j.)       Upon the occurrence of a Residual Event                         the lesser of:
      (j1.)      (A) the Available Funds remaining on deposit in the
                    Facility Account and                                                               N/A
      (j2.)      (B) the aggregate amount of Residual Receipts included in
                    Available Funds                                                                    N/A
      (j3.)      To be deposited to the Residual Account                                                                     N/A


      (k.)       To Class D Noteholders for Principal Payment                                                                     --

      (l.)       To Class D Noteholders for Overdue Principal, if any                                                        N/A


            (3)  To ABS, the Servicing Fee previously due, but deposited to the
                    Reserve Account                                                                                          $    --


            (4)  To the Series Obligors, as holders of the Residual
                 Interest, any Available Funds remaining on deposit
                 in the Facility Account                                                                               $1,057,142.07


IV.   SERVICER ADVANCES

      (a.)       Aggregate amount of Servicer Advances at the beginning of the
                    related Collection Period                                                                           3,211,881.65
      (b.)       Servicer Advances reimbursed during the related Collection
                    Period                                                                                                 88,886.25

      (c.)       Amount of unreimbursed Servicer Advances to be reimbursed on
                    the Settlement Date                                                                                   230,518.71

      (d.)       Servicer Advances made during the related Collection Period                                                      --

      (e.)       Aggregate amount of Servicer Advances at the end of the
                    Collection Period                                                                                  $2,892,476.69



V.    RESERVE ACCOUNT
      (a.)       Amount on deposit at the beginning of the related Collection
                    Period                                                                                             $4,846,525.56

      (b.)       Amounts used to cover shortfalls, if any,  for the related
                    Collection Period                                                                                  $          --

      (c.)       Amounts transferred from the Facility Account, if applicable                                          $          --

      (d.)       Interest earned on Reserve Balance                                                                       $24,679.16

      (e.)       Reserve Account Ending Balance before calculating Required
                    Reserve Amount                                                                                     $4,871,204.72

      (f.)       Required Reserve Amount needed as of the related Collection
                    Period                                                                                             $4,534,671.90


      (g1.)      If (f) is greater than (e), then amount of shortfall                                                           0.00

      (g2.)      If (e) is greater than (f), then excess amount to be
                    transferred to the Series Obligors                                                                    336,532.82


      (h.)       Amounts on deposit as of this Settlement Date (e minus g2)                                            $4,534,671.90




VI.   RESIDUAL ACCOUNT
      (a.)       Amount on deposit at the beginning of the related Collection
                    Period                                                                                                      0.00

      (b.)       Amounts transferred from the Facility Account                                                                  0.00

      (c.)       Amounts used to cover shortfalls for the related Collection
                    Period                                                                                                      0.00

      (d.)       Amount on deposit as of this Settlement Date                                                                   0.00


VII.  ADDITIONAL PROPERTY FUNDING ACCOUNT
      (a.)       Amount on deposit at the beginning of the related Collection
                    Period                                                                                                      0.00

      (b.)       Amounts transferred from the Facility Account                                                                  0.00
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      (c.)       Amounts transferred to the Series Obligors                                                                     0.00

      (d.)       Amount on deposit as of this Settlement Date                                                                   0.00



VIII. ADVANCE PAYMENTS
      (a.)       Beginning aggregate Advance Payments                                                                  $1,831,102.96

      (b.)       Amount of Advance Payments collected during the related
                    Collection Period                                                                                  $1,585,165.87

      (c.)       Investment earnings for the related Collection Period                                                    $13,767.81

      (d.)       Amount of Advance Payments withdrawn for deposit into
                    Facility Account                                                                                   $1,304,530.99

      (e.)       Ending aggregate Advance Payments                                                                     $2,125,505.65
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      ADVANTA BUSINESS SERVICES  CORP., AS SERVICER

      BY:      /s/ John Paris
               --------------------------

      TITLE:   SR VP
               --------------------------

      DATE:    06/12/00
               --------------------------


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